UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	March 20, 2023

Wireless Telecom Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-11916	22-2582295
(Commission File Number)	(IRS Employer Identification No.)

25 Eastmans Road
Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 386-9696

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	WTT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On March 23, 2023, Wireless Telecom Group, Inc., a New Jersey corporation (the “Company”), issued a press release announcing its operating results for the three and twelve month period ended December 31, 2022.

A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 5.02	Departure of Directors or Certain Officers; Election of of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 20, 2023, the Company entered into a separation agreement with Alfred Rodriguez and he will step down from his position as Senior Vice President as of April 1, 2023. As part of the Separation Agreement, pursuant to the terms of his employment contract, the Company will pay Mr. Rodriguez a lump sum amount of $112,500 as well as salary continuation payments for nine months. Mr. Rodriguez will provide a general release of claims against the Company and its affiliates.

Item 9.01.	Financial Statements Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Wireless Telecom Group, Inc., dated March 23, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS TELECOM GROUP, INC.

Date: March 23, 2023	By:	/s/ Michael Kandell
Michael Kandell
Chief Financial Officer